UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 15, 2011
_____________________

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

Through collaborations with Kieran Murphy, LLC (“Kieran Murphy”) and Yale University (“Yale”), Unigene Laboratories, Inc. (“Unigene”) had developed the Site Directed Bone Growth program (“SDBG”) , which consisted of licensing agreements and certain patent applications related to the SDBG program (the “SDBG Patent Portfolio”) .  Having made the strategic decision in 2010 to focus solely on peptides and oral peptide delivery, Unigene decided to divest the SDBG Patent Portfolio.  To that end, on September 15, 2011, Unigene sold its SDBG Patent Portfolio to Kieran Murphy and, in connection therewith, assigned seven patent applications to Kieran Murphy, and terminated both its Exclusive License Agreement and Consulting Agreement with Kieran Murphy. In exchange for the patents, Unigene will receive sales royalties in excess of seven percent (7%) and will receive forty percent (40%) of any licensing revenue and forty percent (40%) of all consideration related to the SDBG Patent Portfolio received upon the sale of Kieran Murphy.

In connection with the divesture of the SDBG Patent Portfolio, Unigene also terminated its License Option Agreement and Research Agreement (which had expired May 31, 2010) with Yale.  Unigene had worked with Yale Professor Agnes Vignery and filed a number of patent applications covering the SDBG Patent Portfolio.  Unigene terminated these agreements with Yale and returned a number of the patent applications to Yale University.

A copy of the press release announcing this transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated September 21, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory Mayes
Gregory Mayes, Vice President of Corporate Development and General Counsel

Date: September 21, 2011

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated September 21, 2011